Exhibit 99.1

Kona Grill Reports Third Quarter 2015 Results

- Announces10th Consecutive Quarter of Positive Same-Store Sales -

- Provides Development Guidance for 2016 -

SCOTTSDALE, AZ – November 2, 2015 ─ Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported financial results for the third quarter ended September 30, 2015. The Company also provided restaurant sales and earnings outlook for the fourth quarter of 2015 as well as development guidance for 2016.

Third Quarter 2015 Highlights vs. Year-Ago Quarter

●	Restaurant sales increased 19.6% to $35.9 million.
●	Same-store sales increased 1.6% lapping a 2.7% gain from the prior year and marking growth in 20 of the last 21 quarters.
●	Restaurant operating profit*, a non-GAAP measure, increased 3.7% to $5.6 million compared to $5.4 million.
●	Net loss of $1.5 million, or ($0.13) per share compared to net income of $0.3 million, or $0.03 per share.
●	Adjusted EBITDA*, a non-GAAP measure, decreased 6.1% to $2.8 million compared to $3.0 million.

* For a reconciliation of restaurant operating profit and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information accompanying this release.

Management Commentary

“This quarter marks the tenth consecutive quarter of positive same-store sales and we have now generated positive comps in 20 of the past 21 quarters. Our 1.6% increase in same-store sales was 40 basis points below guidance due to a later than expected patio reopening at our remodeled Denver restaurant, the lingering impact on convention traffic impacting our Baltimore restaurant and the effect of the oil downturn on certain Texas markets,” said Berke Bakay, President and CEO of Kona Grill. “Three-fourths of our comparable base restaurants comped positive during the quarter, demonstrating not only our brand strength but also how a few locations can significantly impact overall results due to our small restaurant base.”

Bakay continued, “The combination of softer sales than anticipated, a larger proportion of non-comparable base restaurants this year versus last, along with higher labor costs due to a tighter labor market, and training costs and other expenses associated with the reopening of our Denver restaurant resulted in deleveraging of our restaurant operating profit margin. Average weekly sales for our non-comparable base restaurants was 99.8% of the average weekly sales for our comparable base restaurants, an important metric that reinforces our belief that we can be successful in various types of real estate across the country.”

Bakay concluded, “Kona Grill remains a long-term growth story and we are excited to be executing our development plans. We opened restaurants in Miami, Florida and Cincinnati, Ohio during October and plan to open restaurants in Las Vegas, Nevada; and Friendswood, Texas, outside of Houston, in the next several weeks. We currently have 9 executed leases for future development and anticipate opening eight restaurants in 2016, representing at least 20% growth.”

Third Quarter 2015 Financial Results

Restaurant sales in the third quarter of 2015 increased 19.6% to $35.9 million compared to $30.0 million in the third quarter of 2014. The increase was driven by operating week growth of 19.9% and a same-store sales increase of 1.6% compared to 2.7% growth in the year-ago quarter. The increase in same-store sales reflects higher average check per customer, which grew 2.8%, and was partially offset by a reduction in traffic, which fell 1.3% primarily for the reasons described above. Non-comparable base restaurants contributed $8.9 million in restaurant sales during the third quarter of 2015, reflecting 105 operating weeks, compared to $4.9 million in the third quarter of 2014, reflecting 52 operating weeks.

Average weekly sales for the comparable base restaurants totaled $84,700 in the third quarter of 2015 compared to $83,500 in the third quarter of 2014. Average weekly sales for eight non-comparable base restaurants in the third quarter of 2015 totaled $84,500 compared to $92,800 for four non-comparable restaurants in the third quarter of 2014.

Restaurant operating profit*, a non-GAAP measure, increased 3.7% in the third quarter of 2015 to $5.6 million compared to $5.4 million in the same quarter last year. As a percentage of sales, restaurant operating profit was 15.4% compared to 17.8% in the third quarter of 2014. Excluding the Company’s Denver restaurant in both three-month periods, which was closed for eight weeks during the third quarter of 2015 due to its remodel, restaurant operating profit would have increased 10.6% to $5.8 million. As a percentage of sales, comparable base restaurant operating profit excluding the Company’s Denver restaurant would have been 17.7% in the third quarter of 2015 compared to 18.4% in the third quarter of 2014. The Company incurred management salaries, employee training, rent and other costs associated with reopening the Denver restaurant during the third quarter.

Adjusted EBITDA*, a non-GAAP measure, decreased 6.1% in the third quarter of 2015 to $2.8 million compared to $3.0 million in the same quarter last year. Excluding the Company’s Denver restaurant, Adjusted EBITDA increased 6.2% to $3.1 million. Net loss in the third quarter of 2015 was $1.5 million, or ($0.13) per share, compared to net income of $0.3 million, or $0.03 per share, in the year-ago quarter. Included in the third quarter of 2015 net loss was $0.12 per share in preopening costs for four restaurants scheduled to open in the fourth quarter of 2015 and approximately $0.03 per share impact related to the Company’s Denver restaurant.

At September 30, 2015, cash and cash equivalents totaled $15.8 million compared to $36.6 million at December 31, 2014. The Company had no outstanding borrowings against its line of credit during the quarter.

Financial Guidance

For the fourth quarter of 2015, the Company estimates restaurant sales of $38.0 million, compared to $31.6 million in the same year-ago quarter, driven by an approximate 21% growth in operating weeks. Same-store sales are projected to be slightly positive. The Company expects to temporarily close its restaurant in Summerlin, outside of Las Vegas, for a major remodel in late November.

The Company forecasts Adjusted EBITDA* of $2.8 million for the fourth quarter of 2015. The Company expects to generate a net loss of ($0.18) per share, after taking into consideration approximately $0.13 per share in preopening expenses primarily for four restaurants scheduled to open in the fourth quarter of 2015. Non-cash rent accounts for approximately $0.04 per share of the expected costs.

Development Update

The Company currently has 9 leases signed for new restaurant development in 2016 and beyond in the following markets: Alabama (Huntsville); California (El Segundo and Irvine); Florida ( Winter Park); Hawaii (Honolulu); Minnesota (Minneapolis); Texas (San Antonio); Tennessee (Nashville); and Virginia (Fairfax).

The Company anticipates opening eight restaurants in 2016, representing over 20% unit growth.

International Development Update

The Company has signed a non-binding letter of intent for the development of Kona Grill restaurants in the Middle East.

Conference Call

Kona Grill will hold a conference call today at 4:30 p.m. Eastern time to discuss its financial results for the third quarter ended September 30, 2015. The Company’s President and CEO Berke Bakay and CFO Christi Hing will host the call, followed by a question and answer session.

To access the conference call investors may dial-in using the toll free number of 1-888-510-1786. The conference call will be followed by a question and answer session. The conference call will be broadcast simultaneously over the internet and will be accessible via the investors section of the Company’s website at www.konagrill.com. Please call the conference telephone number 5-10 minutes prior to the start time so that an operator may register your name and organization.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through December 2, 2015 by calling the toll-free number of 1-877-870-5176. International investors may use the replay number of 1-858-384-5517. To access the replay please use the ID number 449838. The replay will also be available via the investors section of the Company’s website.

About Kona Grill

Kona Grill (NASDAQ: KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 35 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 19 states and Puerto Rico: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Miami, Sarasota, Tampa); Georgia (Alpharetta); Idaho (Boise); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Ohio (Cincinnati, Columbus); Puerto Rico (San Juan); Texas (Austin, Dallas, El Paso, Fort Worth, Houston, Plano, San Antonio, The Woodlands); Virginia (Arlington, Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the Company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and development plans, including but not limited to those relating to our sales trends and projected earnings for the fourth quarter of 2015, certain guidance for 2015 and 2016, as well as expectations of new store openings and existing store remodels in 2015 and beyond. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com

KONA GRILL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2015	2014
	(Unaudited)

ASSETS
Cash and cash equivalents	$15,783	$36,578
Other current assets	4,255	2,687
Other assets	1,193	1,171
Property and equipment, net	80,662	53,934
Total assets	$101,893	$94,370

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$17,332	$12,247
Long-term obligations	20,048	16,697
Stockholders’ equity	64,513	65,426
Total liabilities and stockholders’ equity	$101,893	$94,370

KONA GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)

Restaurant sales	$35,925	$30,037	$104,957	$87,539
Costs and expenses:
Cost of sales	9,812	8,385	28,552	24,105
Labor	12,687	10,128	36,471	29,454
Occupancy	2,638	2,063	7,496	5,907
Restaurant operating expenses	5,238	4,109	14,824	11,980
General and administrative	3,101	2,584	9,527	7,603
Preopening expense	1,379	534	3,302	1,433
Depreciation and amortization	2,471	1,850	6,945	5,254
Other expenses	-	-	161	-
Total costs and expenses	37,326	29,653	107,278	85,736
Income (loss) from operations	(1,401)	384	(2,321)	1,803
Interest expense, net	42	60	133	184
Income (loss) before income taxes	(1,443)	324	(2,454)	1,619
Income tax expense	25	(25)	32	-
Net income (loss)	$(1,468)	$349	$(2,486)	$1,619

Net income (loss) per share:
Basic	$(0.13)	$0.03	$(0.22)	$0.17
Diluted	$(0.13)	$0.03	$(0.22)	$0.17

Weighted average shares outstanding:
Basic	11,277	10,984	11,261	9,454
Diluted	11,277	11,273	11,261	9,745

Comprehensive income (loss)	$(1,468)	$349	$(2,486)	$1,619

Reconciliation of Adjusted EBITDA and Restaurant Operating Profit to Income (Loss) from Operations

Restaurant Operating Profit and Adjusted EBITDA are not financial measures determined in accordance with U.S. generally accepted accounting principles and should not be considered in isolation or as an alternative to income (loss) from operations. Restaurant Operating Profit is defined as restaurant sales minus cost of sales, labor, occupancy and restaurant operating expenses. Restaurant Operating profit does not include general and administrative expenses, depreciation and amortization, or preopening expenses. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance; and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to that of our competitors. Adjusted EBITDA is defined as income from operations plus depreciation and amortization, preopening expense, stock-based compensation and unusual or non-recurring items. Adjusted EBITDA is presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash items such as depreciation and amortization and stock-based compensation as well as the costs of opening new restaurants; (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) we use Adjusted EBITDA internally as a benchmark to evaluate our operating performance and compare our performance to that of our competitors. Restaurant Operating Profit and Adjusted EBITDA may not be comparable to the same or similarly titled measures computed by other companies.

The table below sets forth our reconciliation of Restaurant Operating Profit and Adjusted EBITDA to income (loss) from operations, the most comparable U.S. GAAP measure (dollars in thousands):

	Three Months Ended September 30, 2015 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$27,036	100.0%	$8,889	100.0%	$35,925	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	22,606	83.6%	7,769	87.4%	30,375	84.6%
Restaurant operating profit	4,430	16.4%	1,120	12.6%	5,550	15.4%
Less: General and administrative					3,101	8.6%
Add: Stock-based compensation					(356)	-1.0%
Adjusted EBITDA					2,805	7.8%
Less: Depreciation and amortization					2,471	6.9%
Less: Preopening expense					1,379	3.8%
Less: Stock-based compensation					356	1.0%
Income (loss) from operations					(1,401)	-3.9%

	Three Months Ended September 30, 2014 (unaudited)
	Comp Base		Non-Comp Base		Consolidated
Restaurant sales	$25,160	100.0%	$4,877	100.0%	$30,037	100.0%
Cost of sales, labor, occupancy and restaurant operating expenses	20,627	82.0%	4,058	83.2%	24,685	82.2%
Restaurant operating profit	4,533	18.0%	819	16.8%	5,352	17.8%
Less: General and administrative					2,584	8.6%
Add: Stock-based compensation					(219)	-0.7%
Adjusted EBITDA					2,987	9.9%
Less: Depreciation and amortization					1,850	6.2%
Less: Preopening expense					534	1.8%
Less: Stock-based compensation					219	0.7%
Income (loss) from operations					384	1.3%

Certain amounts may not sum due to rounding.

 KONA GRILL, INC.

Selected Supplemental Operating Information

($ amounts in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Restaurants opened during the period	-	-	3	2
Restaurants at the end of the period	33	27	33	27

Comparable restaurants:
Restaurants at end of period	25	23	25	23
Operating weeks*	320	302	906	897
Average weekly sales*	$84.7	$83.5	$86.9	$85.8
Average unit volume*	$1,111	$1,097	$3,404	$3,348
Comparable restaurant sales percentage change*	1.6%	2.7%	1.6%	4.0%
Restaurant operating profit margin**	16.4%	18.0%	17.7%	19.1%

Non-comparable restaurants:
Restaurants at end of period	8	4	8	4
Operating weeks	105	52	308	126
Average weekly sales	$84.5	$92.8	$85.0	$85.8
Restaurant operating profit margin	12.6%	16.8%	14.1%	13.3%

* Information for the three and nine months ended September 30, 2015 excludes the period from April 26 to August 27 during which the Denver restaurant was closed for a remodel.

** Restaurant operating profit margin for the three and nine months ended September 30, 2015 includes the impact of the Denver remodel closure. Excluding the impact of the closure, restaurant operating profit margin for the comparable restaurants would have been 17.7% for the third quarter of 2015 compared to 18.4% for the third quarter of 2014.